Exhibit 99.1

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment") is made and entered into this 17th day of October, 2006 by and among WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent"), WT Acquisition Corp., a Nevada corporation ("Sub"), and Warrantech Corporation, a Nevada corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement and Plan of Merger dated as of June 7, 2006 (the "Merger Agreement") among Parent, Sub and the Company.

         WHEREAS, the parties hereto desire to amend the Merger Agreement as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Amendment. Section 8.01(b)(i)(B) of the Merger Agreement is hereby amended by deleting the reference to "60 days" and in lieu thereof inserting "90 days".

         2. Ratification of Merger Agreement as Amended. Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect and none of the rights or obligations of the parties thereunder shall be modified, waived or released by virtue of this Amendment.

         3. Counterparts. This Amendment may be executed in one or more counterparts, including counterparts transmitted by telecopier or telefax, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

         4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


                                      * * *
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         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed all as of the date first written above.

                                       WT ACQUISITION HOLDINGS, LLC

                                       By: /s/ BRET WIENER
                                           -------------------------------------
                                           Name:  Bret Wiener
                                           Title: Vice President


                                       WT ACQUISITION CORP.

                                       By: /s/ BRET WIENER
                                           -------------------------------------
                                           Name:  Bret Wiener
                                           Title: Vice President


                                       WARRANTECH CORPORATION

                                       By /s/ JOEL SAN ANTONIO
                                          --------------------------------------
                                          Name:  Joel San Antonio
                                          Title: Chief Executive Officer


          [SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER]